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                                 EXHIBIT (99-5)

      Directors and Officers (Fourth) Excess Liability Binder of Insurance


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                                                                    Exhibit 99-5

[STARR EXCESS INTERNATIONAL LOGO]

                   EXCESS DIRECTORS & OFFICERS INSURANCE AND
                       CORPORATE REIMBURSEMENT INSURANCE

                              NEW BUSINESS BINDER

NAMED CORPORATION:       Proctor & Gamble

POLICY NUMBER:           6457675

POLICY PERIOD:           June 30, 2001 to June 30, 2002

LIMIT OF LIABILITY:      US$25,000,000

ATTACHMENT:              US$150,000,000


GROSS WRITTEN PREMIUM:   US$116,000

CURRENCY:                U.S. Dollar

COMMISSION:              15%

SUBJECT TO:
     1. Warranty statement;
     2. Details of SEC and IAMS claims;
     3. Copies of all underlying binders, within 15 days;
     4. Copies of all underlying policies, as soon as possible;
     5. Copy of CODA renewal application.

ADDITIONAL TERMS:
     1. Discovery--1 year at 100% of the annual premium;
     2. Cancellation Clause--per followed policy;
     3. Prior Notice Exclusion effective inception;
     4. Prior & Pending Litigation Exclusion effective inception;
     5. Retention;
     6. Broad form Pollution Exclusion applicable to Side B of policy;
     7. Broad form BI/PD Exclusion applicable to Side B of the policy;
     8. Starr is not in a position to follow State Amendatory Endorsements;
     9. Starr is not in a position to follow underlying sub-limits, but will recognize erosion;
    10. This quote is subject to confirmation that no layer placed excess of Starr attracts a higher premium per million than Starr's lower layer.


FOLLOWED POLICY:
CODA

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[STARR EXCESS INTERNATIONAL LOGO]

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Proctor & Gamble New Business binder

UNDERLYING POLICIES:

     CODA           $25m
     XL             $25m
     ACE Bermuda    $50m
     Chubb          $25m

Premium to be received no later than June 30, 2001.

The captioned policy will be issued upon receipt of the primary and all underlying policies.

ACCEPTED BY: /s/ Adam Kleinman          DATE: June 26, 2001
             Adam Kleinman
             Vice President